Exhibit 3.10

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

EDGE PETROLEUM OPERATING COMPANY, INC.
(a Texas corporation)

INTO

EDGE PETROLEUM OPERATING COMPANY, INC.
(a Delaware corporation)

(PURSUANT TO SECTION 253 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)

Pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the “DGCL”‘), Edge Petroleum Operating Company. Inc., a Texas corporation (“Edge Operating Texas”), does hereby certify:

FIRST: That Edge Operating Texas was incorporated on March 5, 1986, pursuant to the Texas Business Corporation Act (the “TBCA’“), the provisions of which permit the merger of a parent organized and existing under the laws of the State of Texas into a subsidiary corporation organized and existing under the laws of a foreign jurisdiction.

SECOND: That Edge Operating Texas is the legal and beneficial owner of all of the 100,000 issued and outstanding shares of common stock, par value $0.01 per share (“Delaware Common Stock”), of Edge Petroleum Operating Company, Inc., a Delaware corporation (“Edge Operating Delaware” or the “Surviving Corporation”), and that said Delaware Common Stock is the only issued and outstanding class of capital stock of Edge Operating Delaware.

THIRD: A copy of the resolutions adopted by the Board of Directors of Edge Operating Texas to merge itself with and into Edge Operating Delaware (the “Merger”) with Edge Operating Delaware being the surviving corporation, is attached hereto as Exhibit A.  Such resolutions were adopted by unanimous written consent of the directors of Edge Operating Texas as of December 29, 2003 and remain in full force and effect as of the date hereof.

FOURTH: That the Merger has been adopted, approved, certified, executed and acknowledged by Edge Operating Texas in accordance with the TBCA, including approval by the sole holder of all the outstanding capital stock of Edge Operating Texas by written consent without a meeting.

FIFTH: That the sole shareholder of Edge Operating Texas immediately prior to the effective time of the Merger shall be the sole stockholder of Edge Operating Delaware immediately following the effective time of the Merger and shall receive an Edge Operating Delaware stock certificate evidencing such ownership upon surrender of its Edge Operating Texas stock certificate to Edge Operating Delaware.

SIXTH: That the Certificate of Incorporation and Bylaws of Edge Operating Delaware in effect immediately prior to the effective time of the Merger shall be the Certificate of Incorporation and Bylaws of the Surviving Corporation.

SEVENTH: That the Merger shall become effective at 11:59 p.m. (Eastern Standard Time) on December 31, 2003.

[END OF PAGE]

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IN WITNESS WHEREOF, Edge Petroleum Operating Company, Inc., a Texas corporation, has caused this Certificate of Ownership and Merger to be executed on its behalf on December 29, 2003.

EDGE PETROLEUM OPERATING COMPANY, INC.
(a Texas corporation)

By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and Chief Financial Officer

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EXHIBIT A

RESOLUTIONS OF THE BOARD OF DIRECTORS
OF EDGE OPERATING TEXAS
APPROVING THE MERGER

EDGE PETROLEUM OPERATING COMPANY, INC.
(A Texas Corporation)

Unanimous Written Consent of the Board of Directors
in Lieu of a Meeting

December 29, 2003

Pursuant to Article 9.10 of the Texas Business Corporation Act, the undersigned, being all of the members of the Board of Directors (the “Board”) of Edge Petroleum Operating Company, Inc., a Texas corporation (the “Company”), waiving all notice, hereby adopt the resolutions attached hereto as Exhibit A without the holding a meeting, such resolutions to have the same force and effect as if they had been adopted at a duly called and held meeting of the Board, and direct that a copy thereof be filed with the minutes of the proceedings of the directors of the Company.

IN WITNESS WHEREOF, the undersigned have executed this consent to be effective as of the date first above written.

/s/ John W. Elias
John W. Elias

/s/ Michael G. Long
Michael G. Long

/s/ John O. Tugwell
John O. Tugwell

EXHIBIT A

EDGE PETROLEUM OPERATING COMPANY, INC.
(A Texas Corporation)

Resolutions Adopted by Unanimous Written Consent
of the Board o/Directors in Lieu of a Meeting
on December 29, 2003

Merger of the Company with and Into Edge Operating Delaware

WHEREAS, the Board believes it to be in the best interest of the Company to merge with and into Edge Petroleum Operating Company, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Edge Operating Delaware”), pursuant to the terms and conditions set forth in the agreement and plan of merger of the Company and Edge Operating Delaware (the “Plan of Merger”), and under which, at the effective time of the merger, the Company will merge with and into Edge Operating Delaware (the “Merger”), with Edge Operating Delaware surviving the Merger and the outstanding shares of capital stock of the Company will be converted into shares of capital stock of the surviving corporation; and

WHEREAS, the Board has determined that the Merger and the transactions contemplated thereby are in furtherance of the long-term business goals and strategies of the Company and are fair to and in the best interest of the Company and the sole shareholder of the Company (the “Sole Shareholder”);

NOW, THEREFORE, BE IT RESOLVED, that the Merger and the Plan of Merger are hereby approved and adopted, and each officer of the Company is hereby authorized, empowered and directed, in the name and on behalf of the Company, to execute and deliver the Plan of Merger in such form, with such changes therein as he or she shall approve, the signature of any officer of the Company thereon to be conclusive evidence of the approval of such changes; and further

RESOLVED, that the Board hereby deems the Merger and the Plan of Merger to be advisable and in the best interests of the Company and the Sole Shareholder and hereby recommends to such Sole Shareholder that such Sole Shareholder approve the Merger, the Plan of Merger and any other matters required to be acted upon by such Sole Shareholder in connection with the Merger and the Plan of Merger; and further

RESOLVED, that (i) the Plan of Merger and the transactions contemplated thereby, including, without limitation, the Merger provided for in the Plan of Merger, as to which the approval and adoption by the Sole Shareholder is required, is hereby submitted to a vote of the Sole Shareholder in accordance with Article 5.03 of the TBCA and (ii) that in lieu of a special meeting of the Sole Shareholder, the officers of the Company hereby solicit the written consent of the Sole Shareholder to approve the Plan of Merger; and further

RESOLVED, that each officer of the Company is hereby authorized, empowered and directed, in the name and on behalf of the Company, to prepare and make such filings with governmental agencies as may, in the judgment of the officer taking such action be required in connection with the Merger and the Plan of Merger; and further

RESOLVED, that each officer of the Company is hereby authorized, empowered and directed, in the name and on behalf of the Company, with the assistance of counsel, to prepare, execute and file with the Secretary of State of the State of Texas, articles of merger as required by Article 5.16 of the TBCA, in order to effect the Merger, and any and all additional documents and information required to be filed therewith; and further

RESOLVED, that each officer of the Company is hereby authorized, empowered and directed, in the name and on behalf of the Company, with the assistance of counsel, to prepare, execute and file with the Secretary of State of the State of Delaware, a certificate of ownership and merger as required by Section 253 of the Delaware General Corporation Law, in order to effect the Merger, and any and all additional documents and information required to be filed therewith; and further

RESOLVED, that each officer of the Company be, and hereby is, authorized, empowered and directed, in the name and on behalf of the Company, to cause the Company to pay all fees and expenses incurred in connection with the transactions contemplated by the Plan of Merger, including, but not limited to, all fees and expenses related to accountants, attorneys, financial advisors and any other fees and expenses appropriate in order to effectuate the purposes and intent of the Plan of Merger and the resolutions; and further

RESOLVED, that upon the effectiveness of the Merger (1) each share of Edge Operating Delaware common stock, par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger shall, by virtue of the Merger, cease to be outstanding, without any payment being made with respect thereto and (ii) the 100,000 shares of the Company’s common stock) par value $0.01 per share, issued and outstanding immediately prior to the effective time of the Merger shall, by virtue of the Merger, be converted into and become a total of 100,000 shares of common stock of the surviving corporation in the Merger; and further

Miscellaneous

RESOLVED, that each officer of the Company is hereby authorized, empowered and directed, for and on behalf of the Company, to do and perform all such acts and things and to enter into, execute and deliver all such certificates, agreements, acknowledgments, instruments. contracts, statements and other documents, that in the judgment of the officer taking such action, are necessary, appropriate or desirable to effect the Merger and to effectuate and carry out the purposes and intent of the foregoing resolutions (such determination to be conclusively evidenced by the taking of such action); and further

RESOLVED, that all acts and deeds previously performed by any agent or officer of the Company or counsel to the Company prior to the date of these resolutions that are within the authority conferred by the foregoing resolutions are hereby approved, ratified and confirmed in all respects as the authorized acts and deeds of the Company.